UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2008

XENACARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Florida	000-2836	20-3075747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

14000 Military Trail, Suite 104, Delray Beach, Florida 33484

(Address of principal executive offices, including zip code)

561-496-6676

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 7, 2008, the board of directors of XenaCare Holdings, Inc. (the “Registrant” or the “Company”) increased the number of seats on the Company’s board of directors from three to four and appointed Steve Markley to fill the vacancy created by the additional seat. Mr. Markley shall serve as a director until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified.

Since February 15, 2001 Mr. Markley serves as Chief Executive Officer and Director of Interactive Brand Development, Inc. (IBDI), a company that traded on the American Stock Exchange from February 2004 through September 2005 and the Over-the-Counter Bulletin Board since September 2005. He also served as Principal Accounting Officer of IBDI from August 2002 through September 2005 and currently from June 30, 2006. From 1997 through January 2001, Mr. Markley served as President and CEO of Value Dining Incorporated, a franchise restaurant company in Southeast Florida doing business as Golden Corral Buffet and Grill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenaCare Holdings, Inc.

By:	/s/ Frank Rizzo
Name:	Frank Rizzo
Title:	President
Dated:	November 25, 2008

3